Exhibit 99.1

OneSpan Reports Results for First Quarter 2022

First Quarter Financial Results

●	Total revenue grew 3% year-over-year to $52.4 million
●	Recurring revenue grew 22% year-over-year to $35.2 million[1]
●	Annual Recurring Revenue (ARR) grew 21% year-over-year to $130.7 million[2]
●	Dollar-based net expansion (DBNE) of 115%[3]
●	GAAP net income of $5.2 million
●	Adjusted EBITDA of $0.2 million[4]
●	GAAP income per diluted share of $0.13; Non-GAAP loss per diluted share of $(0.01)[4]

CHICAGO, May 3, 2022 – OneSpan Inc. (NASDAQ: OSPN), a global leader in identity verification and e-signatures today reported financial results for the first quarter ended March 31, 2022.

“We are pleased with our first quarter results, including 21% ARR growth, 22% recurring revenue growth and positive adjusted EBITDA,” stated OneSpan CEO, Matt Moynahan. “We delivered a solid quarter while working hard to finalize our long-term strategic plan. I look forward to discussing with you the details of the plan, including our innovation, go-to-market strategy and capital realignment in two weeks at our investor day.”

First Quarter 2022 Financial Highlights

●	Revenue for the first quarter of 2022 was $52.4 million, an increase of 3% from $50.8 million for the first quarter of 2021.

●	Gross profit was $36.7 million for the first quarter of 2022, compared to $34.2 million for the first quarter of 2021. Gross margin for the first quarter of 2022 was 70%, compared to 67% for the first quarter of 2021.
●	GAAP operating loss for the first quarter of 2022 was $9.2 million, compared to $9.3 million for the first quarter of 2021.
●	Other income (expense) for the first quarter of 2022 was $15.6 million compared to $(0.4) million for the first quarter of 2021. The increase was primarily driven by a $14.8 million gain on the sale of OneSpan’s investment in Promon AS.
●	GAAP net income for the first quarter of 2022 was $5.2 million, or $0.13 per diluted share. GAAP net loss was $9.2 million, or $0.23 per diluted share, for the first quarter of 2021.
●	Non-GAAP net loss for the first quarter of 2022 was $0.3 million, or $0.01 per diluted share, compared to Non-GAAP net loss of $6.2 million, or $0.16 per diluted share, for the first quarter of 2021.
●	Adjusted EBITDA for the first quarter of 2022 was $0.2 million compared to $(5.3) million for the first quarter of 2021.

●	Cash, cash equivalents and short-term investments at March 31, 2022 totaled $119.9 million compared to $98.5 million at December 31, 2021 and $115.2 million at March 31, 2021.

Outlook

For the Full Year 2022, OneSpan expects:

●	Revenue to meet or exceed full year 2021 revenue.
●	We are finalizing our review of our full year 2022 adjusted EBITDA outlook in context with our strategic plan and will provide an update at our investor day on May 17.

Investor Day on May 17, 2022

OneSpan will host an Investor Day on Tuesday, May 17, 2022. The event will be held in New York and is expected to start at 9:00 a.m. Eastern time.

A live webcast will be accessible from the OneSpan investor relations website at investors.onespan.com. A replay, as well as a copy of the slide presentation will be available following the event.

Conference Call Details

In conjunction with this announcement, OneSpan Inc. will host a conference call today, May 3, 2022, at 4:30 p.m. EST. During the conference call, Mr. Matthew Moynahan, CEO, and Mr. Jan Kees van Gaalen, interim CFO, will discuss OneSpan’s results for the fourth quarter and year ended 2021.

To access the conference call, dial 844-200-6205 for the U.S. or Canada and 1-929-526-1599 for international callers. The access code is 500677.

The conference call is also available in listen-only mode at investors.onespan.com. The recorded version of the conference call will be available on the OneSpan website as soon as possible following the call and will be available for replay for approximately one year.

1	Recurring revenue is comprised of subscription, term-based software licenses, and maintenance revenue.
2	ARR is calculated as the annualized value of our customer recurring contracts with a term of at least one-year, as of the measuring date. These include subscription, term-based license, and maintenance contracts and exclude one-time fees. To the extent that we are negotiating a renewal with a customer after the expiration of a recurring contract, we continue to include that revenue in ARR if we are actively in discussion with the customer for a new recurring contract or renewal, or until such customer notifies us that it is not renewing its recurring contract.
3	DBNE is defined as the year-over-year growth in ARR from the same set of customers at the end of the prior year period.
4	An explanation of the use of non-GAAP financial measures is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure has also been provided in the tables below.

About OneSpan

OneSpan helps protect the world from digital fraud by establishing trust in people’s identities, the devices they use, and the transactions they execute. OneSpan’s security solutions significantly reduce digital transaction fraud and enable regulatory compliance for more than half of the top 100 global banks and thousands of financial institutions around the world. Whether automating agreements with identity verification and e-signatures, reducing fraud using advanced analytics, or transparently securing financial transactions, OneSpan helps lower costs and accelerate customer acquisition while improving the user experience. Learn more at OneSpan.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable U.S. securities laws, including statements regarding the potential benefits, performance and functionality of our products and solutions, including future offerings; our expectations, beliefs, plans, operations and strategies relating to our business and the future of our business; our strategic plans regarding our portfolio, including acquisitions and dispositions; and our expectations regarding our financial performance in the future. Forward-looking statements may be identified by words such as "seek", "believe", "plan", "estimate", "anticipate", “expect", "intend", "continue", "outlook", "may", "will", "should", "could", or "might", and other similar expressions. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Factors that could materially affect our business and financial results include, but are not limited to: market acceptance of our products and solutions and competitors’ offerings; the potential effects of technological changes; the impact of the COVID-19 pandemic and actions taken to contain it; disruption in global transportation and supply chains; our ability to effectively manage acquisitions, divestitures, alliances, joint ventures and other portfolio actions; the execution of our transformative strategy on a global scale; the increasing frequency and sophistication of cybersecurity attacks; claims that we have infringed the intellectual property rights of others; changes in customer requirements; price competitive bidding; changing laws, government regulations or policies; pressures on price levels; investments in new products or businesses that may not achieve expected returns; impairment of goodwill or amortizable intangible assets causing a significant charge to earnings; actions of activist stockholders; and exposure to increased economic and operational uncertainties from operating a global business, as well as those factors described in the “Risk Factors” section of our most recently filed Form 10-K. Our filings with the Securities and Exchange Commission (the “SEC”) and other important information can be found in the Investor Relations section of our website at investors.onespan.com. We do not have any intent, and disclaim any obligation, to update the forward-looking information to reflect events that occur, circumstances that exist or changes in our expectations after the date of this press release, except as required by law.

Unless otherwise noted, references in this press release to “OneSpan”, “Company”, “we”, “our”, and “us” refer to OneSpan Inc. and its subsidiaries.

OneSpan Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	March 31,
	2022	2021 (1.)
Revenue
Product and license	$29,485	$28,445
Services and other	22,962	22,330
Total revenue	52,447	50,775

Cost of goods sold
Product and license	9,079	10,752
Services and other	6,690	5,781
Total cost of goods sold	15,769	16,533

Gross profit	36,678	34,242

Operating costs
Sales and marketing	15,895	17,168
Research and development	13,749	12,244
General and administrative	14,895	12,551
Amortization of intangible assets	1,382	1,573
Total operating costs	45,921	43,536

Operating loss	(9,243)	(9,294)

Interest income (expense), net	(17)	4
Other income (expense), net	15,647	(362)

Income (loss) before income taxes	6,387	(9,652)
Provision (benefit) for income taxes	1,173	(501)

Net income (loss)	$5,214	$(9,151)

Net income (loss) per share
Basic	$0.13	$(0.23)
Diluted	$0.13	$(0.23)

Weighted average common shares outstanding
Basic	39,577	39,996
Diluted	39,687	39,996

(1)	2021 results have been revised to correct for certain immaterial misstatements. For additional information, see the “Revision of Prior Period Financial Statements” section of this press release.

OneSpan Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets
Cash and equivalents	$83,645	$63,380
Short term investments	36,302	35,108
Accounts receivable, net of allowances of $2,292 in 2022 and $1,419 in 2021	35,704	56,612
Inventories, net	10,388	10,345
Prepaid expenses	7,656	7,594
Contract assets	5,410	4,694
Other current assets	9,591	9,356
Total current assets	188,696	187,089
Property and equipment, net	10,253	10,757
Operating lease right-of-use assets	8,849	9,197
Goodwill	94,586	96,174
Intangible assets, net of accumulated amortization	19,728	21,270
Deferred income taxes	3,679	3,786
Contract assets - non-current	318	195
Other assets	9,802	13,803
Total assets	$335,911	$342,271
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$7,231	$8,204
Deferred revenue	50,988	54,617
Accrued wages and payroll taxes	14,109	16,607
Short-term income taxes payable	735	1,103
Other accrued expenses	7,297	7,668
Deferred compensation	80	877
Total current liabilities	80,440	89,076
Long-term deferred revenue	7,326	9,125
Long-term lease liabilities	9,932	10,180
Other long-term liabilities	7,554	7,770
Long-term income taxes payable	5,054	5,054
Deferred income taxes	2,010	1,286
Total liabilities	112,316	122,491
Stockholders' equity
Preferred stock: 500 shares authorized, none issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Common stock: $.001 par value per share, 75,000 shares authorized; 40,613 and 40,593 shares issued; 40,021 and 40,001 shares outstanding at March 31, 2022 and December 31, 2021, respectively	40	40
Additional paid-in capital	100,975	100,250
Treasury stock, at cost, 592 and 592 shares outstanding at March 31, 2022 and December 31, 2021, respectively	(12,501)	(12,501)
Retained earnings	148,387	143,173
Accumulated other comprehensive loss	(13,306)	(11,182)
Total stockholders' equity	223,595	219,780
Total liabilities and stockholders' equity	$335,911	$342,271

OneSpan Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Three months ended March 31,
	2022	2021
Cash flows from operating activities:
Net income (loss) from operations	$5,214	$(9,151)
Adjustments to reconcile net loss from operations to net cash provided by (used in) operations:
Depreciation and amortization of intangible assets	2,097	2,310
Loss on disposal of assets	1	22
Gain on sale of equity-method investment	(14,810)	—
Deferred tax benefit	794	(732)
Stock-based compensation	1,360	1,342
Changes in operating assets and liabilities:
Accounts receivable	19,893	8,554
Allowance for doubtful accounts	666	34
Inventories, net	(260)	1,748
Contract assets	(904)	2,346
Accounts payable	(941)	140
Income taxes payable	(332)	(1,634)
Accrued expenses	(2,723)	3,090
Deferred compensation	(797)	(1,527)
Deferred revenue	(5,156)	322
Other assets and liabilities	(442)	(3,281)
Net cash provided by operating activities	3,660	3,583

Cash flows from investing activities:

Purchase of short term investments	(15,812)	(25,234)
Maturities of short term investments	14,500	7,565
Additions to property and equipment	(272)	(755)
Additions to intangible assets	(7)	(16)
Sale of equity-method investment	18,874	—
Net cash provided by (used in) investing activities	17,283	(18,440)

Cash flows from financing activities:
Tax payments for restricted stock issuances	(635)	(2,139)
Net cash used in financing activities	(635)	(2,139)

Effect of exchange rate changes on cash	(45)	(558)

Net increase (decrease) in cash	20,263	(17,554)
Cash, cash equivalents, and restricted cash, beginning of period	64,228	89,241
Cash, cash equivalents, and restricted cash, end of period	$84,491	$71,687

Revenue by major products and services (in thousands, unaudited):

	Three months ended March 31,
	2022	2021
Hardware	$15,352	$17,668
Term-based software licenses	13,152	7,977
Perpetual software licenses	981	2,800
Product and license	$29,485	$28,445

Subscription	10,117	8,405
Professional services	900	1,402
Maintenance, support, and other	11,945	12,523
Services and other	$22,962	$22,330

Total revenue	$52,447	$50,775

Recurring Revenue (in thousands, unaudited):

	Three months ended March 31,
	2022	2021
Subscription	$10,117	$8,405
Term-based software licenses	13,152	7,977
Maintenance, support, and other	11,945	12,523
Total Recurring Revenue	$35,214	$28,905

Non-GAAP Financial Measures

We report financial results in accordance with GAAP. We also evaluate our performance using certain non-GAAP operating metrics, namely Adjusted EBITDA, non-GAAP Net Income and non-GAAP diluted EPS. Our management believes that these measures provide useful supplemental information regarding the performance of our business and facilitates in comparison to our historical operating results.

These non-GAAP financial measures are not measures of performance under GAAP and should not be considered in isolation or as alternatives or substitutes for the most directly comparable financial measures calculated in accordance with GAAP. While we believe that these non-GAAP financial measures are useful within the context described below, they are in fact incomplete and are not measures that should be used to evaluate our full performance or our prospects. Such an evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business, and how taxes affect the final amounts that are or will be available to stockholders as a return on their investment. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are found below.

Adjusted EBITDA

We define Adjusted EBITDA as net income before interest, taxes, depreciation, amortization, long-term incentive compensation, and certain non-recurring items, including acquisition related costs, lease exit costs, rebranding costs, and non-routine shareholder matters. We use Adjusted EBITDA as a simplified measure of performance for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that Adjusted EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation, amortization, long-term incentive compensation, and certain non-recurring items, we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation, amortization, long-term incentive compensation, non-routine shareholder matters), deal with the structure or financing of the business (e.g., interest, one-time strategic action costs) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). Similarly, we find that the comparison of our results to those of our competitors is facilitated when we do not consider the impact of these items.

Reconciliation of Net Income to Adjusted EBITDA

(in thousands, unaudited)

	Three months ended
	March 31,
	2022	2021
Net income (loss)	$5,214	$(9,151)
Interest income (expense), net	17	(4)
Provision (benefit) for income taxes	1,173	(501)
Depreciation and amortization of intangible assets	2,097	2,310
Long-term incentive compensation	1,224	1,542
Non-recurring items (1)	(9,485)	548
Adjusted EBITDA	$240	$(5,256)

(1) For the three months ended March 31, 2022, non-recurring items include a $(14.8) million non-operating gain on sale of our investment in Promon AS, $2.7 million of outside services related to our strategic action plan, and $2.7 million of severance costs and retention bonuses related to our restructuring plan. Non-recurring items for the three months ended March 31, 2021 include $0.5 million of outside service costs related to the proxy contest.

Non-GAAP Net Income & Non-GAAP Diluted EPS

We define non-GAAP net income and non-GAAP diluted EPS, as net income or EPS before the consideration of long-term incentive compensation expenses, the amortization of intangible assets, and certain non-recurring items. We use these measures to assess the impact of our performance excluding items that can significantly impact the comparison of our results between periods and the comparison to competitors.

Long-term incentive compensation for management and others is directly tied to performance, and this measure allows management to see the relationship of the cost of incentives to the performance of the business operations directly if such incentives are based on that period’s performance. To the extent that such incentives are based on performance over a period of several years, there may be periods that have significant adjustments to the accruals in the period that relate to a longer period of time, which can make it difficult to assess the results of the business operations in the current period. In addition, the Company’s long-term incentives generally reflect the use of restricted stock unit grants or cash awards while other companies may use different forms of incentives the cost of which is determined on a different basis, which makes a comparison difficult. We exclude amortization of intangible assets as we believe the amount of such expense in any given period may not be correlated directly to the performance of the business operations and that such expenses can vary significantly between periods as a result of new acquisitions, the full amortization of previously acquired intangible assets or the write down of such assets due to an impairment event. However, intangible assets contribute to current and future revenue, and related amortization expense will recur in future periods until expired or written down.

We also exclude certain non-recurring items including one-time strategic action costs and non-recurring shareholder matters, as these items are unrelated to the operations of our core business. By excluding these items, we are better able to compare the operating results of our underlying core business from one reporting period to the next.

We make a tax adjustment based on the above adjustments resulting in an effective tax rate on a non-GAAP basis, which may differ from the GAAP tax rate. We believe the effective tax rates we use in the adjustment are reasonable estimates of the overall tax rates for the Company under its global operating structure.

Reconciliation of Net Income to Non-GAAP Net Income

(in thousands, unaudited)

	Three months ended
	March 31,
	2022	2021
Net income (loss)	$5,214	$(9,151)
Long-term incentive compensation	1,224	1,542
Amortization of intangible assets	1,382	1,573
Non-recurring items (1)	(9,485)	548
Tax impact of adjustments (2)	1,376	(733)
Non-GAAP net income (loss)	$(289)	$(6,221)

Non-GAAP net income (loss) per share	$(0.01)	$(0.16)

Weighted average number of shares used to compute Non-GAAP diluted earnings per share	39,577	39,996

(1) For the three months ended March 31, 2022, non-recurring items include a $(14.8) million non-operating gain on sale of our share of Promon AS, $2.7 million of outside services related to our strategic action plan, and $2.7 million of severance costs and retention bonuses related to our restructuring plan. Non-recurring items for the three months ended March 31, 2021 include $0.5 million of outside service costs related to the proxy contest.
(2) The tax impact of adjustments is calculated as 20% of the adjustments in all periods.

Revision of Prior Period Financial Statements

As previously disclosed, the Company identified immaterial errors related to certain costs directly attributable to the production and distribution of hardware products. The costs were not properly categorized in certain prior periods, which resulted in an understatement of product and license cost of goods sold and an overstatement of sales and marketing expense.

We evaluated the aggregate effects of the errors to our previously issued financial statements in accordance with SEC Staff Accounting Bulletins No. 99 and No. 108 and, based upon quantitative and qualitative factors, determined that the errors were not material to the previously issued financial statements and disclosures included in our Annual Reports on Form 10-K for the years ended December 31, 2020 and 2019, or for any quarterly periods included therein or through our Quarterly Report on Form 10-Q and Current Report on Form 8-K for the quarterly periods ended September 30, 2021, June 30, 2021, and March 31, 2021. Additional information around the prior period adjustments is available in the notes to the financial statements in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

To correct these immaterial errors related to prior periods, the company adjusted the prior period product and license cost of goods sold and sales and marketing expense in this earnings press release and expects to adjust the prior period amounts in future filings with the SEC.

The following table tables present the effects of the aforementioned revisions on our consolidated statement of operations for the three months ended March 31, 2021.

	Three Months Ended March 31, 2021
in thousands	As Previously Reported	Adjustments	As Revised
Cost of goods sold
Product and license	$9,541	$1,211	$10,752
Total cost of goods sold	15,322	1,211	16,533

Gross profit	35,453	(1,211)	34,242

Operating costs
Sales and marketing	18,379	(1,211)	17,168
Total operating costs	44,747	(1,211)	43,536

Copyright© 2022 OneSpan North America Inc., all rights reserved. OneSpan™ is a registered or unregistered trademark of OneSpan North America Inc. or its affiliates in the U.S. and other countries.

Investor Contact:

Joe Maxa
Vice President of Investor Relations

+1-312-766-4009
joe.maxa@onespan.com